Exhibit 10.1

THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), is entered into as of June 28, 2018, by and among TRUPANION, INC., a Delaware corporation (“Trupanion”), TRUPANION MANAGERS USA, INC., an Arizona corporation (“Trupanion Managers”; together with Trupanion, individually and collectively, “Borrower”), the several banks and other financial institutions or entities from time to time party to the Agreement (as hereinafter defined) (each a “Lender” and, collectively, the “Lenders”), and PACIFIC WESTERN BANK, a California state chartered bank (“PWB”), as a Lender and as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).
RECITALS

A.	Borrower, the Administrative Agent, and the Lenders are parties to that certain Loan and Security Agreement dated as of December 16, 2016 (as amended from time to time, the “Agreement”).

B.	Borrower, the Administrative Agent, and the Lenders have agreed to make certain revisions to the Agreement as more fully set forth herein.

C.	Borrower has requested that the Administrative Agent and the Lenders amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	Section 2.7 of the Agreement is hereby amended by adding the following clause (e) immediately after clause (d) thereof:

(e)    Facility Fee. Borrower shall pay to each Lender a facility fee equal to one-fifth of one percent (0.20%) of the applicable Revolving Commitment of such Lender on the Third Amendment Effective Date (“2018 Facility Fee”) and the earlier to occur of (i) each year anniversary of the Third Amendment Effective Date or (ii) the termination of this Agreement.

2)	The following defined terms set forth in Section 1.1 of the Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

“Capitalized Expenditures” means current period unfinanced cash expenditures that are capitalized and amortized over a period of time in accordance with GAAP (excluding (a) up to Five Million Dollars ($5,000,000) of expenditures from Permitted Investments and (b) cash outflows related to Borrower’s building purchase, provided that such cash outflows are fully funded by an equity raise resulting in cash proceeds equal to at least the cost of such building purchase, in the fiscal quarters ending June 30, 2018 and September 30, 2018 in the amount of up to (i) with respect to the fiscal quarter ending June 30, 2018, up to Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) and (ii) with respect to the fiscal quarter ending September 30, 2018, Sixty-One Million Seven Hundred Fifty Thousand Dollars ($61,750,000)), including but not limited to capitalized cash expenditures for capital equipment, capitalized manufacturing and labor costs as they relate to inventory, and software development.

“Claims Ratio” means the ratio of (a) the twelve (12)-month rolling average of claims expenses of APIC and Wyndham (in each case excluding Loss Adjustment Expenses) to (b) the twelve (12)-month rolling average of premium revenues of APIC and Wyndham during the same period, expressed as a percentage.
“Revolving Line” means a Credit Extension of up to Fifty Million Dollars ($50,000,000) (inclusive of any amounts outstanding under the LC and Ancillary Services Sublimit).
“Revolving Loan Note” means a promissory note in the form of Exhibit F, as it may be amended, supplemented, restated or otherwise modified from time to time.
“Revolving Maturity Date” means June 28, 2021.

3)	The following defined terms are hereby added to Section 1.1 of the Agreement in alphabetical order:
“2018 Facility Fee” is defined in Section 2.7(e).
“Third Amendment Effective Date” is June 28, 2018.

4)	Clause (f) of the definition of “Permitted Investments” set forth in Section 1.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
(f) Investments not to exceed Two Million Dollars ($2,000,000) outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, (ii) loans to employees, independent contractors that have entered into territory partner agreements with Borrower, officers or directors relating to payroll or the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors, and (iii) strategic investments.

5)	Clauses (b), (c), (d), and (f) of Section 6.7 of the Agreement are hereby amended by deleting each in its entirety and replacing each with the following, respectively:
(b)    Borrower’s Minimum Cash. Borrower shall maintain a balance of Cash, investments, CDARS products, and other instruments maintained by any of the Lenders in an aggregate amount of not less than Three Million Five Hundred Thousand Dollars ($3,500,000) on a pro rata basis according to the respective Revolving Percentage of each Lender inclusive of Borrower’s Minimum Cash at WAB pursuant to Section 6.7(f)).
(c)    Minimum Quarterly Revenue. Borrower shall generate Revenue measured on a rolling three (3) month basis of not less than the following amounts at the following applicable times:

Quarter Ending	Minimum Trailing 3 Month Revenue
March 31, 2018	$62,000,000
June 30, 2018	$64,000,000
September 30, 2018	$67,000,000
December 31, 2018	$70,000,000

Commencing with the month ending March 31, 2019 and as of the last day of each calendar quarter thereafter, the minimum Revenue covenant set forth in this Section 6.7(c) shall be equal to eighty percent (80%) of Trupanion’s projected Revenue for the corresponding three month period as determined from Trupanion’s annual financial projections approved by Trupanion’s Board of Directors and delivered to Administrative Agent which such projections shall constitute growth over the immediately preceding fiscal year of not less than ten percent (10%).

(d)    Maximum EBITDA Loss. Commencing the quarter ending June 30, 2018 and as of the last day of each quarter thereafter, Borrower’s consolidated EBITDA losses measured on a trailing three (3) month basis shall not be greater than negative Two Hundred Fifty Thousand Dollars (-$250,000).
(f)    Borrower’s Minimum Cash at WAB. Borrower and its Subsidiaries shall at all times on and after June 28, 2018 maintain a balance of unrestricted Cash, in one or more non-interest bearing accounts with WAB in an aggregate amount of not less than One Million Four Hundred Thousand Dollars ($1,400,000). At least a percentage equal to WAB’s Revolving Percentage of Borrower’s Cash on an average daily balance measured on a monthly basis shall be in an account(s) with WAB (and/or one or more Affiliates of WAB, as approved by WAB in its discretion).

6)	Schedule 1.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule 1.1 attached hereto.

7)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Administrative Agent under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

8)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

9)
Borrower (a) acknowledges and consents to all of the terms and conditions of this Amendment; (b) affirms all of its obligations under the Loan Documents; and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Borrower’s obligations under the Loan Documents.

10)
Each Borrower (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting; and (b) agrees that this Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in, or pursuant to, the Loan Documents.

11)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

12)	As a condition to the effectiveness of this Amendment, Administrative Agent shall have received, in form and substance reasonably satisfactory to Administrative Agent, the following:

a)this Amendment, duly executed by Borrower;

b)the Amended and Restated Revolving Note by Borrower in favor of PWB, duly executed by Borrower;

c)the Amended and Restated Revolving Note by Borrower in favor of WAB, duly executed by Borrower;

d)payment of the 2018 Commitment Fee pursuant to Section 2.7(e);

e)payment of all Administrative Agent expenses, including Administrative Agent’s expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

f)such other documents and completion of such other matters, as Administrative Agent may reasonably deem necessary or appropriate.

[Signatures on the Following Pages]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWR:
TRUPANION, INC.

By:	/s/ Tricia Plouf
Name:	Tricia Plouf
Title:	CFO

TRUPANION MANAGERS USA, INC.

By:	/s/ Tricia Plouf
Name:	Tricia Plouf
Title:	CFO / Treasurer

ADMINISTRATIVE AGENT:
PACIFIC WESTERN BANK, as the Administrative Agent

By:	/s/ Stephin J. Borus
Name:	Stephin J. Borus
Title:	SVP

LENDERS:
PACIFIC WESTERN BANK, as a Lender

By:	/s/ Stephin J. Borus
Name:	Stephin J. Borus
Title:	SVP

WESTERN ALLIANCE BANK, as a Lender

By:	/s/ Jeff Brown
Name:	Jeff Brown
Title:	VP

SCHEDULE 1.1
COMMITMENTS AND COMMITMENT PERCENTAGES
REVOLVING COMMITMENTS

Lender	Revolving Commitment	Revolving Percentage

Pacific Western Bank	$30,000,000	60.00%
Western Alliance Bank	$20,000,000	40.00%
Total	$50,000,000	100.00%